REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Trustees of the Dunham Funds and the Shareholders of Dunham Monthly Distribution Fund,
Dunham Corporate/Government Bond Fund, Dunham High-Yield Bond Fund, Dunham Loss Averse Growth Fund, Dunham Appreciation & Income Fund, Dunham Large Cap Value Fund, Dunham Large Cap Growth Fund,
Dunham Real Estate Stock Fund, Dunham International Stock Fund,
Dunham Small Cap Value Fund, Dunham Small Cap Growth Fund, and Dunham Emerging Markets Stock Fund


In planning and performing our audit of the financial statements of Dunham Monthly Distribution Fund, Dunham Corporate/Government Bond Fund, Dunham High-Yield Bond Fund, Dunham Loss Averse Growth Fund, Dunham Appreciation & Income Fund, Dunham Large Cap Value Fund, Dunham Large Cap Growth Fund, Dunham Real Estate Stock Fund,
Dunham International Stock Fund, Dunham Small Cap Value Fund,
Dunham Small Cap Growth Fund, and Dunham Emerging Markets Stock Fund (collectively, the Funds), each a series of shares of beneficial interest of the Dunham Funds, as of October 31, 2011 and for the year then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of Dunham Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions,to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of October 31, 2011.

This report is intended solely for the information and use of the shareholders, management and the Board of Trustees of the Dunham Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



			BBD, LLP


Philadelphia, Pennsylvania
December 23, 2011